DURABLE POWER OF ATTORNEY

NOTICE: THE POWERS GRANTED BY THIS DOCUMENT ARE BROAD AND SWEEPING. THEY ARE DEFINED IN CONNECTICUT STATUTORY SHORT FORM POWER OF ATTORNEY ACT, SECTIONS 1-42 TO 1-56, INCLUSIVE, OF THE GENERAL STATUTES, WHICH EXPRESSLY PERMITS THE USE OF ANY OTHER OR DIFFERENT FORM OF POWER OF ATTORNEY DESIRED BY THE PARTIES CONCERNED. THE GRANTOR OF ANY POWER OF ATTORNEY OR THE ATTORNEY-IN-FACT MAY MAKE APPLICATION TO A COURT OF PROBATE FOR AN ACCOUNTING AS PROVIDED IN SUBSECTION (b) OF SECTION 45a-175.

Know All Persons by These Presents, which are intended to constitute a GENERAL POWER OF ATTORNEY pursuant to Connecticut Statutory Short Form Power of Attorney Act:

That I, **JEAN M. WALLACE**, of 680 Steamboat Road, Greenwich, Connecticut, do hereby appoint my spouse, **DAVID W. WALLACE**, of 680 Steamboat Road, Greenwich, Connecticut my attorney-in-fact and if my said spouse is unable to serve in such capacity, I nominate and appoint my daughter, **ANNE WALLACE JUGE,** of 29 Lauder Lane, Greenwich, Connecticut, as successor attorney-in-fact TO ACT

(If more than one agent is designated and the principal wishes each agent alone to be able to exercise the power conferred, insert in this blank the word "severally". Failure to make any insertion or the insertion of the word "jointly" shall require the agents to act jointly.)

<u>First</u>: In my name, place and stead in any way which I myself could do, if I were personally present, with respect to the following matters as each of them is defined in the Connecticut Statutory Short Form Power of Attorney Act to the extent that I am permitted by law to act through an agent:

(Strike out and initial in the opposite box any one or more of the subdivisions as to which the principal does NOT desire to give the agent authority. Such elimination of any one or more of subdivisions (A) to (K), inclusive, shall automatically constitute an elimination also of subdivision (L).)

To strike out any subdivision the principal must draw a line through the text of that subdivision AND write her initials in the box opposite.

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real estate transactions; (B) chattel and goods transactions; (C) bond, share and commodity transactions; (D) banking transactions; (E) business operating transactions; (F) insurance transactions; (G) estate transactions; (H) claims and litigation; (I) personal relationships and affairs; (J) benefits from military service; (K) records, reports and statements; (L) all other matters. (M) In addition, I give and grant to my the following additional powers: 1. The power to deal with retirement plans, including individual retirement accounts, rollovers and voluntary contributions, changing the ownership or beneficiary designations on such accounts, plans and/or annuities and waiving non-employee spousal rights; 2. The power to make gifts for estateplanning purposes,including gifts to my attorney(s)-in-fact; 3. The power to execute revocable and irrevocable inter vivos trusts, the power to amend existing trusts, and the power to fund inter vivos trusts; 4. The power to enter into buy-sell agreements; 5. The power to forgive and collect debts; 2 Searchable PDF created by OCR.space (Free Version)

6. The power to complete charitable pledges;

7. The power to make statutory elections and disclaimers;

8. The power of access to safe deposit boxes;

9. The power to borrow funds to avoid forced liquidation of assets;

10. The power to deal with life insurance, including the power to cash in or change the ownership or beneficiary designations of life insurance policies;

11. The power to prepare, execute and file all income tax, gift, tax, social security or unemployment insurance and information returns required by the laws of the United States, or of any state or subdivision thereof, to confer with revenue agents, to prepare, execute and file refund claims, to collect any tax refunds from the United States or any state or subdivision, to execute agreements extending the statute of limitations, to represent me or obtain representation for me before the Tax Court of the United States or any other court in connection with any of said tax matters, and to do anything whatsoever requisite or necessary in connection with all income tax, gift, tax, social security and unemployment insurance taxes required by the laws of the United States or any state or subdivision that I could do in my own person.

The paragraph concerning health care decisions was intentionally omitted.

Second: With full and unqualified authority to delegate any or all of the foregoing powers to any person or persons whom my attorney(s)-in-fact shall select;

Third: Hereby ratifying and confirming all that said attorney or substitutes do or cause to be done;

Fourth: This power shall not be affected by the subsequent disability of the principal.

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IN WITNESS WHEREOF, I have hereunto signed my name and affixed my seal this 4th day of April, 2008.

Signed, Sealed and delivered
in the presence of:

Christine H. Schopfer

(L.S.)
Jean M. Wallace

Linda Walser

STATE OF CONNECTICUT)
) ss. Westport April 4, 2008
COUNTY OF FAIRFIELD)

Personally appeared **JEAN M. WALLACE**, signer and sealer of the foregoing Power of Attorney and acknowledged the same to be her free act and deed before me.

Richard J. Di Marco
Notary Public
My Commission Expires: February 28, 2012

RICHARD J. DI MARCO
NOTARY PUBLIC
MY COMMISSION EXPIRES FEB. 28, 2012

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